SECURITY AGREEMENT


One Wall Street, New York, New York                               April 30, 2003
            (Banking Office)

     FOR VALUE RECEIVED, and in order to induce THE BANK OF NEW YORK (the "Bank"), in its discretion, to make loans or otherwise extend credit at any time, and from time to time to, or at the request of, the undersigned (the
"Debtor"), whether the loans or credit so extended shall be absolute or contingent, the Debtor (jointly and severally, if more than one and whether executing the same or separate instruments) grants to the Bank, as security for all present or future obligations under the Master Promissory Note executed by the Debtor in favor of the Bank in the original principal of $40,000,000, and dated the date hereof, as amended, modified or restated from time to time, of the Debtor to it, whether due or to become due, secured or unsecured, absolute or contingent, joint and/or several, and howsoever or whensoever acquired by the Bank including interest accruing thereon before or after the commencement of any insolvency, bankruptcy or reorganization proceeding of the Debtor whether or not such interest is an allowable claim in any proceeding and irrespective of the discharge or release of the Debtor in such proceeding (all of which are referred to collectively as the "Obligations"), a security interest in and a lien upon all personal property and fixtures of the Debtor or in which the Debtor has an interest wherever located and whether now or hereafter existing or now owned or hereafter acquired and whether or not subject to the Uniform Commercial Code (the "Code"), all of the foregoing only to the extent specified in Schedule A hereto, and also including all interest, dividends and other distributions thereon paid and payable in cash or in property, and all replacements and substitutions for, and all accessions and additions to, and all products and proceeds of, all of the foregoing (all of which are referred to as the "Collateral").

     The Debtor agrees to deliver to the Bank whenever called for by it such additional collateral security of a kind and of a market value satisfactory to the Bank, so that there will, at all times, be with the Bank a margin of security for the payment of all Obligations which shall be reasonably satisfactory to it. In addition to the Bank's security interest in the Collateral, it shall have, and the Debtor hereby grants to the Bank, a security interest and a lien for all the Obligations in and upon any personal property of the Debtor or in which the Debtor may have an interest which is now or may at any time hereafter come into the possession or control of the Bank, or of any third party acting on its behalf, whether for the express purpose of being used by the Bank as collateral security or held in custody or for any other or different purpose, including such personal property as may be in transit by mail or carrier for any purpose, or covered or affected by any documents in the Bank's possession or control, or in the possession or control of any third party acting on its behalf (said additional personal property is also referred to as the "Collateral"). The Debtor hereby authorizes the Bank in its discretion, whether or not the Collateral is deemed by it adequate, to appropriate and apply upon any of the Obligations not paid when due, any of such property of the Debtor and to charge any of the Obligations not paid when due against any balance of any account standing to the credit of the Debtor on the books of the Bank.

     Upon failure of the Debtor to pay any Obligation when due, in accordance with its terms, the Bank shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Code and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without notice of intention to sell or otherwise dispose of or of time or place of sale or other disposition or of redemption or other notice or demand whatsoever to the Debtor, all of which, to the extent permitted by law, are hereby expressly waived, and without advertisement, (a) sell at public or private sale, grant options to purchase or otherwise realize upon, in the State of New York, or elsewhere, the whole or from time to time any part of the Collateral upon which the Bank shall have a security interest or lien as aforesaid, or any interest which the Debtor may have therein, and (b) exercise any and all rights, options, powers, benefits or privileges given to the Bank upon any life insurance policies held as Collateral. After deducting from the proceeds of any such sale or other disposition of the Collateral all expenses (including, but not limited to, reasonable attorneys' fees and expenses and other expenses as set forth below), the Bank shall apply the residue of such proceeds toward the payment of any of the Obligations, in such order as the Bank shall elect, the Debtor remaining liable for any deficiency, plus interest thereon, remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, the Debtor hereby agrees that a notice sent at least five days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Debtor also agrees to assemble the Collateral at such place or places as the Bank designates by written notice.

     At any such sale or other disposition the Bank or any other person designated by the Bank may itself purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Debtor, which right, to the extent permitted by law, is hereby waived and released.

     The Bank may, without any notice to the Debtor, in its discretion, subsequent to a default under the Obligations, in its name or in the name of the Debtor, demand, sue for, collect and receive any money or property at any time due, payable or receivable on or on account of or in exchange for, and may compromise, settle or extend the time of payment of, any of the demands or obligations represented by any of the Collateral, and may also exchange any of the Collateral for other property upon the reorganization, recapitalization or other readjustment of the issuer, maker or other person who is obligated on or otherwise has liabilities with respect to the Collateral, and in connection therewith may deposit any of the Collateral with any committee or depositary upon such terms as the Bank may in its reasonable discretion deem appropriate, and the Debtor does hereby constitute and appoint the Bank the Debtor's true and lawful attorney to compromise, settle or extend payment of said demands or obligations and exchange such Collateral as the Debtor might or could do personally; all without liability or responsibility for action herein authorized and taken or not taken in good faith. The Bank is entitled at any time in its discretion to notify an account debtor or the obligor on any instrument included in the Collateral to make payment to it and hold same as Collateral, regardless of whether or not the Debtor had been previously making collections on the Collateral, and the Bank may take control of any proceeds of any of the Collateral and hold same as Collateral. Upon request of the Bank, the Debtor shall receive and hold all proceeds of the Collateral in trust for the Bank and not commingle any collections with any of its own funds and immediately deliver such collections to the Bank.

     The Debtor agrees that the Collateral secures, and further agrees to pay on demand, all expenses (including, but not limited to, reasonable attorneys' fees and out of pocket expenses and costs of any insurance and payment of taxes or other charges) of, or incidental to, the custody, care, sale or collection of, or realization upon, any of the Collateral or in any way relating to the enforcement or protection of the rights of the Bank hereunder, whether or not litigation is commenced.

     The Debtor agrees to mark its books and records as the Bank shall request in order to reflect the rights of the Bank granted herein. The Bank may, upon 20 days prior written notice to the Debtor, sell, assign or transfer any of the Obligations and the Bank's rights and duties hereunder, and may deliver the Collateral, or any part thereof, to the assignee or transferee of any of the Obligations, who shall become vested with all the rights, remedies, powers, security interests and liens herein given to the Bank with respect thereto; and the Bank shall thereafter be relieved and fully discharged from any liability or responsibility in the premises.

     The Bank may, without any notice to the Debtor, in its discretion, transfer, or cause to be transferred, all or any part of the Collateral to its name, or to the name of its nominee, subsequent to a default under the Obligations, vote the Collateral so transferred and receive income and make or receive collections, including money, thereon and hold said income and collections as Collateral or apply said income and collections to any of the Obligations past due, the manner and distribution of the application to be made as the Bank shall elect.

     Calls for Collateral, demand for payment or notice to the Debtor may be given by leaving same at the address given below or any other address hereafter filed with the Bank, or by mailing same to such address with the same effect as if delivered personally. Such notice given in the manner herein provided shall be effective whether or not received by the Debtor. The Debtor agrees not to change its name, any of its places of business, remove any records of the Debtor relating to any of the Collateral or move any of the Collateral without giving the Bank thirty days' prior written notice.

     With respect to the Collateral, the Bank shall be under no duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management thereof and its only duty with respect thereto shall be to use reasonable care in its custody and preservation while in its possession, which shall not include any steps necessary to preserve, obtain, secure or acquire rights or property against or from any parties.

     The Debtor authorizes the Bank, at the Debtor's expense, to file one or more financing statements and amendments thereto to perfect the security interests granted herein, without the Debtor's signature thereon, and to take all actions necessary to perfect (whether by filing, possession, control or otherwise) its security interest in the Collateral under any applicable law or regulation, and the Debtor agrees to do, file, record, make, execute and deliver all such acts, deeds, things, agreements, notices, instruments and financing statements as the Bank may request in order to perfect and enforce the rights of the Bank herein.

     If at any time subsequent to a default under the Obligations it is necessary in the opinion of counsel to the Bank that any or all of the securities held as Collateral (the "Pledged Securities") be registered under the Securities Act of 1933, as amended, or that an indenture with respect thereto be qualified under the Trust Indenture Act of 1939, as amended, in order to permit the sale or other disposition of the Pledged Securities, the Debtor shall at the Bank's request and at the expense of the Debtor use the commercially reasonable efforts of the Debtor promptly to cause the registration of the Pledged Securities or the qualification of such indenture and to continue such registration or qualification under such laws and in such jurisdictions and for as long as deemed appropriate by the Bank.

     Upon payment in full of all of the Obligations and at the request of the Debtor, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert and be deemed reassigned to the Debtor. Upon any such termination, the Bank shall, at the Debtor's request and expense, execute and deliver to the Debtor such documents and take such other action as the Debtor shall reasonably request to evidence such termination, reversion and/or reassignment, without representation or warranty.


     This agreement may not be amended, or compliance with its terms waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

     No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

     Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Bank at any time and from time to time.

     This agreement may be assigned by the Bank and its benefits shall inure to the successors, indorsees and assigns of the Bank.

     This agreement shall be construed and interpreted, and all rights and obligations hereunder shall be determined, in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     Unless otherwise defined or the text otherwise requires, all terms used herein shall have the meanings specified in the Code.

     Every provision of this agreement is intended to be severable; if any term or provision of this agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     Any notice to the Bank shall be effective only upon receipt by the Bank and if directed to the Bank at its banking office set forth above or any other address hereafter specified by written notice from the Bank to the Debtor.

     The Debtor represents and warrants that at the time the Collateral becomes subject to the Bank's security interest, the Debtor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in the Collateral to the Bank and the Collateral shall be free and clear of all other claims, liens, charges, security interests and encumbrances except as permitted in writing by the Bank. The Debtor represents and warrants to the Bank that any information furnished to the Bank by the Debtor in writing regarding the Collateral is true and correct on the date hereof and is complete in all material respects.

     The Debtor represents and warrants that the Debtor is a statutory trust duly organized, validly existing and in good standing under the laws of the state of its organization; that the execution delivery and performance of this agreement are within the Debtor's company powers and have been duly authorized by all necessary action of its members; and that each person executing this agreement has the authority to execute and deliver this agreement on behalf of the Debtor.

     THE DEBTOR SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN SAID COURTS OR IN COURTS LOCATED ELSEWHERE AS THE BANK MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF TO IT BY REGISTERED OR CERTIFIED MAIL.

     THE DEBTOR AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BARON SELECT FUNDS                            ADDRESS OF DEBTOR

/s/ Morty Schaja                              767 Fifth Avenue, 49th Fl
-------------------                           --------------------------
    President                                 New York, NY 10153
                                              --------------------------



                          [SCHEDULE A ON THE FOLLOWING
                             PAGE MUST BE COMPLETED]

                                   SCHEDULE A

                                       TO

                               SECURITY AGREEMENT

                                   EXECUTED BY


                               BARON SELECT FUNDS
                               ------------------
                                (Name of Debtor)



Property specifically included as "Collateral" for purposes of the within Security Agreement.


     All of the Debtor's right, title and interest in and to the following safekeeping and/or custody account(s) and any demand deposit account(s)
established in connection with such safekeeping and/or custody account(s) (together with any successor account(s), the "Account(s)"):

          Custody account in the name of BARON PARTNERS FUND maintained at the Bank and designated as account number 158112;


all property from time to time held in or credited to the Account(s), whether now held or hereafter acquired and transferred into or credited to the Account(s), including, without limitation, all monies, bills, bonds, notes, obligations, securities, commercial paper, instruments or other investment property and financial assets of any nature held in or credited to the Account(s), together with all payments and distributions now or hereafter made thereon (whether constituting principal, interest or dividends and whether payable in cash or property); all sums now or hereafter deposited in, and all sums due or to become due on (whether as interest, dividends or otherwise), the Account(s); all rights (contractual or otherwise) now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral including all securities entitlements with respect thereto; all claims (including the right to sue or otherwise recover such claims) against third parties now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral; and all additions thereto and all substitutions, exchanges and replacements therefor, and all products and proceeds thereof.

                             MASTER PROMISSORY NOTE
                              (FEDERAL FUNDS RATE)

$40,000,000                                                       April 30, 2003


     FOR VALUE RECEIVED, the undersigned (the "Borrower"),with respect to Baron Partners Fund (the "Series"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its One Wall Street, New York, New York office, the principal sum of Forty Million Dollars ($40,000,000) or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly indorsed and set forth opposite the date last appearing on the schedule attached to this note), whichever is less. Advances evidenced by this note shall be payable ON DEMAND.

     The Borrower agrees to pay interest on the unpaid principal balance of each advance evidenced hereby from the date such advance is made at a rate per annum equal to the Federal Funds Rate plus 1.5%, but not to exceed the maximum rate permitted by law. If any payment which is to be made hereunder is not paid when due, the Borrower agrees to pay interest on such payment, payable on demand, at a rate per annum equal to the rate specified in the preceding sentence plus 2%, but not to exceed the maximum rate permitted by law. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed and shall be payable on the last day of each month and at maturity of each advance evidenced by this note (whether by acceleration or otherwise).

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded, if necessary, to the next greater 1/100 of 1%) equal to the rate at which the Bank is offered overnight Federal funds by a Federal funds broker selected by the Bank on such day (or if such day is not a business day, the Federal Funds Rate for such day shall be such rate at which the Bank is offered overnight Federal funds by such Federal funds broker, on the next preceding business day).

     If any payment of principal of or interest on the advances evidenced by this note becomes due and payable on a Saturday, Sunday or other day on which the Bank is permitted or required by law to be closed, then such payment shall be extended to the next succeeding business day, and interest shall be payable at the rate set forth above during such extension.

     Advances evidenced by this note may be prepaid at any time without penalty, but with interest on the amount being prepaid through the date of prepayment.

     If the Bank shall make a new advance on a day on which the Borrower is to repay an advance hereunder, the Bank shall apply the proceeds of the new advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this note.

     The Borrower authorizes the Bank to accept oral (including telephonic) and written (including facsimile) instructions from the Borrower or an authorized representative of the Borrower to make an advance hereunder or receive any payment hereof and to indorse on the schedule attached hereto the amount of all advances hereunder and all principal payments hereof received by the Bank. The Borrower agrees that the Bank may rely on instructions believed by the Bank to be genuine and given by the Borrower or an authorized representative of the Borrower.

     At the Borrower's option, the Bank shall credit a deposit account maintained by the Borrower in the name of the Series at the Bank in the amount of an advance hereunder or transfer the proceeds of an advance hereunder to a bank designated by the Borrower for credit to an account designated by the Borrower maintained at such bank. The Borrower agrees that the crediting of the amount of an advance to the Borrower's deposit account maintained at the Bank or the origination of a payment order for a funds transfer of the proceeds of an advance in accordance with the instructions of the Borrower shall constitute conclusive evidence that such advance was made, and neither the failure of the Bank to indorse on the schedule attached hereto the amount of such advance, nor the failure of the bank designated by the Borrower to credit the proceeds of the advance to the designated account maintained at such bank, shall affect the Borrower's obligations hereunder.

     The Borrower acknowledges that the advances evidenced hereby are payable on demand and payment thereof may be demanded by the Bank at any time for any reason in the sole and absolute discretion of the Bank.

     All advances evidenced hereby together with all accrued interest thereon shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the commencement by or against the Borrower, any guarantor of this note or any hypothecator of collateral securing this note of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

     The Borrower waives presentment, demand, protest and notice of protest, non-payment or dishonor of this note.

     The Borrower agrees to pay all out of pocket costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights in connection herewith, including, but not limited to, reasonable attorneys' fees and expenses, whether or not litigation is commenced.

     Promptly upon the Bank's request, the Borrower agrees to furnish to the Bank such information (including, without limitation, financial statements and tax returns of the Series, a statement of assets and liabilities of the Series as of the end of the each quarter of the Borrower's fiscal years, a statement as to the investment portfolio of the Series as of the end of each quarter of the Borrower's fiscal years, proxy materials, and such other information as the Bank shall reasonably request from time to time) and to permit the Bank to inspect the books and records of the Borrower and the Series, as the Bank shall reasonably request from time.

     The Borrower waives any right to claim or interpose any counterclaim or set-off of any kind in any litigation relating to this note or the transactions contemplated hereby.

     This note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

     This note may be assigned or indorsed by the Bank and its benefits shall inure to the successors, indorsees and assigns of the Bank.

     No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

     Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Bank at any time and from time to time.

     Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     All obligations of the Borrower under this note are secured pursuant to the terms of a security agreement executed by the Borrower in favor of the Bank dated of even date herewith and the Bank is entitled to all of the benefits thereof.

     The Borrower represents and warrants that the Borrower is a statutory trust duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in the State of New York; that the execution, delivery and performance of this note are within the Borrower's company powers and have been duly authorized by all necessary action of its members; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

     THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS OR COURTS LOCATED ELSEWHERE AS SELECTED BY THE BANK AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE BORROWER WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY THEREOF TO IT BY REGISTERED OR CERTIFIED MAIL.

     THE BORROWER AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BARON SELECT FUNDS


By:  /s/ Morty Schaja
     -----------------
Name:   Morty Schaja
     -----------------
Title: President
     -----------------

ADDRESS OF BORROWER

767 Fifth Avenue, 49th FL
-------------------------
New York, NY 10153
-------------------------

                                    SCHEDULE

                                       TO

                             MASTER PROMISSORY NOTE

                                   EXECUTED BY

             BARON SELECT FUNDS with respect to BARON PARTNERS FUND
                               (Name of Borrower)


Date of             Amount of               Amount of           Aggregate Unpaid
Advance              Advance                 Payment            Principal Amount
-------             ---------               ---------           ----------------